POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints Peter W. Walcott the undersigned's true and lawful attorney in fact to:

1.  execute for and on behalf of the
undersigned, in the undersigned's capacity as a directo fo ENTEGRIS, INC. (the "Company"), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned's ownership, acquisition, or disposition of securities of the Company;

2. do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms 3, 4, or 5, or other form or report, and timely file such form or report with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

3.  take any other
action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney in fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney in fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney in fact may approve in such attorney in fact's discretion.

The undersigned hereby
grants to such attorney in fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might be or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney in fact, or such attorney in fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of thsi power of attorney and the rights and powers herein grants. The undersigned acknowledges that the foregoing attorney in fact, is serving in such capacity at the request of the undersigned, and is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney whall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect tot he undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney in fact.

IN WITNESS
WHERE OF, the undersigned has caused this Power of Attorney to be executed as of this 10th day of August, 2005.

/s/Paul Olson
Signature


PAUL OLSON
Printed Name